EXHIBIT 10.1
SECOND AMENDMENT TO MANAGEMENT SERVICES AGREEMENT
This Second Amendment to Management Services Agreement (this “Amendment”) is executed as of May 22, 2026 (“Amendment Execution Date”) and dated effective as of May 22, 2026 (the “Amendment Effective Date”) by and among:
1.Sabine Pass Liquefaction, LLC (“SPL” or “Project Company”); and
2.Cheniere LNG Terminals, LLC (“Manager”)

(hereinafter each referred to individually as a “Party” and collectively as the “Parties”)

WHEREAS, SPL and Manager are parties to that certain (i) Management Services Agreement, dated May 14, 2012, and (ii) Amendment to Management Services Agreement, dated September 28, 2015 (collectively, as amended, the “MSA”); and

WHEREAS, the Parties desire to amend the MSA to update such agreement in anticipation of the addition of additional LNG Trains to the Facility (as defined in the MSA).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Amendment of MSA. Effective as of the Amendment Effective Date, Section 1.1 of the MSA is amended by amending and restating the terms listed below to read as follows:
“Capacity Charge” has the meaning given in the O&M Agreement, with the reference to “Owner” therein to be understood as referring to “Project Company” herein.
“LNG SPA” has the meaning given in the O&M Agreement, with the reference to “Owner” therein to be understood as referring to “Project Company” herein.
2.Entire Agreement. This Amendment represents the entire agreement among the Parties relative to the matters set forth in this Amendment. No modification, amendment, or other change to this Amendment will be binding on any Party unless executed in writing by all Parties.

3.Amendments. No further amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Amended Agreements.

4.Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the conflicts of law principles thereof.

5.Conflicts. In the event of any conflict between this Amendment and the Amended Agreements, the provisions of this Amendment shall control for all purposes.

6.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. An executed facsimile or PDF counterpart of this Amendment shall be deemed to be an original signature for the purposes of this Amendment.

7.Further Assurances. Each of Party agrees that, at any other’s request, it shall take such further acts and execute and deliver such further documents and instruments as may be necessary to more fully effect the purposes and intent of this Amendment and the transactions contemplated hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Execution Date to be effective as of the Amendment Effective Date.

SABINE PASS LIQUEFACTION, LLC

By: /s/ Maas Hinz
Name: Maas Hinz
Title: President

CHENIERE LNG TERMINALS, LLC

By: /s/ David Slack
Name: David Slack
Title: Chief Accounting Officer

[Signature Page to Second Amendment to Management Services Agreement]

IN WITNESS WHEREOF, in accordance with Section 13.1 of the MSA, the following members of the Executive Committee execute this Amendment solely in their capacities as members of the Executive Committee.

By: /s/ James R. Ball
Name: James R. Ball
Date: May 12, 2026

By: /s/ Zach Davis
Name: Zach Davis
Date: 5/14/26

By: /s/ Christopher Dell’Amore
Name: Christopher Dell’Amore
Date: 5/12/26

By: /s/ Matthew Hutton
Name: Matthew Hutton
Date: 5/12/26

By: /s/ Matthew Runkle
Name: Matthew Runkle
Date: 5/12/26

[Signature Page to Second Amendment to Management Services Agreement]